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                                                                     Exhibit 5.1
                    [Letterhead of Thomas J. Mazzarisi, Esq.]

                                                                     May 1, 2002

JAG Media Holdings, Inc.
6865 SW 18th Street
Suite B13
Boca Raton, Florida 33433

              Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         I have acted as counsel to JAG Media Holdings, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 6,000,000 shares (the "Shares") of Class A Common Stock, par value $.00001 per share, which may be issued under the Company's 1999 Long-Term Incentive Plan, as amended (the "Plan").

         In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan, the Articles of Incorporation of the Company, as amended, the By-Laws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, I am of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Nevada.

         2. The Shares, when issued in accordance with the terms of the Plan, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

         I am expressing the opinions above as a member of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Nevada.
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         I consent to the use of this opinion as an exhibit to the Registration
Statement. In giving this consent, I do not admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Thomas J. Mazzarisi

                                                     Thomas J. Mazzarisi, Esq.